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                                                                  EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related prospectus of CV Therapeutics, Inc. for the registration of 118,932 shares of its common stock and to the incorporation by reference therein of our report dated March 2, 2000 with respect to the consolidated financial statements of CV Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG LLP
                                                          ---------------------

                                                          Palo Alto, California
                                                               October 20, 2000